Exhibit 1.01
Varex Imaging Corporation
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2023

This report for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.Overview
a.Company Overview
Varex Imaging Corporation (the “Company,” “our” or “us”) is a leading innovator, designer and manufacturer of X-ray imaging components including X-ray tubes, flat panel and photon counting detectors and accessories, linear accelerators, image software processing solutions and stand-alone X-ray based systems in select application areas. Our components are used in medical diagnostic imaging, security inspection systems, and industrial quality inspection systems, as well as for analysis and measurement applications in industrial manufacturing applications. Global OEMs incorporate our X-ray imaging components in their systems to detect, diagnose, protect, irradiate and inspect The Company has approximately 2,300 full-time employees, located at engineering, manufacturing and service center sites in North America, Europe, and Asia. For more information about us, visit https://www.vareximaging.com/.

b.Supply Chain Overview
The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on the Company’s vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products. The Company validates vendor’s information as complete and reasonable using a check sheet, and any concerns are sent back to the vendor to address.
II.Reasonable Country of Origin Inquiry (“RCOI”) and Due Diligence Measures
The Company identified 189 vendors as in-scope, based on the probability of 3TG in their products, that are included in the Company’s products. The Company conducted a supply chain survey of these in-scope vendors, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), to determine whether the necessary conflict minerals in components contained in the Company’s products were sourced responsibly, per the Company’s policy and the OECD Guidance (as defined below). The survey requested vendors to identify smelters or refiners (“SORs”) and country of origin of the conflict minerals they provide to the Company. The Company used London Bullion Market Association data (“LBMA Data”), Responsible Jewelry Council data (“RJC Data”), the RMI SOR Full Database (“SOR Full Database”) and RMI RCOI data (“RCOI Data”) to establish country of origin. The Company found that some of the SORs identified were sourcing from the Democratic Republic of the Congo (the “DRC”) or an adjoining country, but all these SORs were found to be in conformance with the RMI Responsible Minerals Assurance Process (“RMAP”) standards.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, including the supplements for tantalum, tin, tungsten and gold (“3TG”) (such guidance, the “OECD Guidance”). In accordance with the five-step framework in the OECD Guidance, the Company’s due diligence exercise included:

(1)Establish strong company management systems.
The Company’s Conflict Minerals Team includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material and in the Conflict Minerals Policy. The Conflict Minerals Policy is posted on the Company’s external website (https://www.vareximaging.com/legal-information) and is referenced in purchase orders and vendor contractual agreements. In short, the requirements are that vendors adhere to the OECD Guidance, provide a CMRT including a list of smelters, follow up on risk concerns identified by the Company and make efforts to become conflict free. The Conflict Minerals Team planned and executed the due diligence methods necessary to complete a RCOI, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the RMI, which is a consortium of companies who are working together to “provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing of minerals from conflict-affected and high-risk areas.”

A key element of the RMI RMAP is the research of known SORs, audits of SORs, and publishing the results of this activity in databases that the Company uses to determine country of origin and assess risk in the supply chain. Specifically, the Company looks up country of origin of SORs using RCOI Data and uses data from the SOR Full Database to assess SOR risk. The Company discusses risks associated with vendors directly with each vendor, and the Company discusses risks associated with SORs with the vendors using those SORs.

The Company uses the publicly available RMI Grievance Mechanism (“GM”). Vendors are informed of this GM in the Company’s Conflict Minerals Vendor Training. This GM may be used for complaints against the Company, the RMI, the RMI RMAP, or auditors used by the RMI, or other grievances related to conflict minerals. The grievances, including corrective action, are tracked and monitored by the RMI.

(2)Identify and assess risk in the supply chain
The Company identified 189 vendors as in-scope, based on the probability of 3TG in their products. The Company requested a completed CMRT from all in-scope vendors. The Company received CMRTs from 158 vendors, representing approximately 84% of in-scope vendors, and each vendor identified in its CMRT the names and locations of SORs that process conflict minerals used in components provided by such vendor. The SORs information provided by the vendors allowed the Company to determine the country of origin of the conflict minerals. The Company evaluated the information collected, including subjecting the results to a detailed quality review check sheet. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed unacceptable and was returned for correction by the vendor. Approximately 66% of the CMRTs collected were acceptable as received or successfully corrected by the vendor and accepted by the Company. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

An appropriate risk level was assigned to the 18% of vendors who did not make the corrections requested by the Company. The Company reviewed and compared the responses with other information (including information provided by Company experts) in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors.

The Company followed a defined escalation process for vendors that did not respond to the request for CMRT data. All in-scope vendors received a CMRT request email. Those not responding in one week received a reminder email, and those not responding in two weeks received a final reminder email. Internal Company buyers were identified for each vendor, and any vendor not responding to the final reminder email was escalated to the buyer for further action.

The result of this CMRT data collection effort is that the Company received CMRTs from 84% of in-scope vendors. The resulting list of SORs in the Company’s supply chain is found in Appendix A at the end of this document. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs that are not in the Company’s product supply chain.

(3)Design and implement a strategy to respond to identified risks.
The Company completes a risk assessment after collecting data from in-scope vendors to identify supply chain risks relevant for the current reporting year. The Company has a process for determining risk using a set of standard risk factors. Supply chain risks include the risk associated with each vendor and the risk associated with each SOR identified by the vendors. LBMA Data, RJC Data, RCOI Data and the SOR Full Database are used extensively to determine appropriate risk mitigation factors.

Each vendor is assessed for risk factors that include whether they have conflict minerals policies, whether they have corrective management systems, whether they have overall conflict minerals management systems, and whether they have risky SORs in their supply chain. An SOR may be deemed a high-risk SOR for one or both of the following reasons: 1) It does not have a valid RMI smelter ID and thus may not be a SOR and/or 2) it is not in conformance with the RMAP standards and not actively pursuing this status.

For each risk factor a possible course of action is determined, and appropriate risk mitigation actions are provided to vendors. Generally, vendors are asked to identify real SORs and to pressure those SORs to pursue RMAP conformance. To mitigate risk factors, the Company’s Procurement Organization puts pressure on vendors to make improvements, which may include qualifying an alternate vendor for the material. The result of these efforts has been year-over-year improvement in vendors identifying actual smelters more accurately.

A summary of results and identified risks are published in a year-end report for the reporting year, which is presented to key members of the Global Supply Chain Management team. The risk factors identified during this process are subsequently managed by the Company Risk Management System, and appropriately acted upon.

(4)Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
The RMI manages an independent third-party audit program for 3TG SORs. The results of these audits are reviewed by the RMI and made publicly available for companies to reference. The Company uses the results of these independent third-party audits to determine the country of origin of SORs and identify which SORs have been audited and are conformant with RMI RMAP standards. In reporting year 2023, the Company found that 98% of SORs were either conformant with the RMAP standards or “active” according to the RMI, meaning such SORs have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. The Company also cooperates with other members of the RMI to identify SORs that require additional investigation to determine whether they are an eligible SOR for the audit program, to supplement RCOI Data to determine the country of origin of conflict minerals processed by the SOR, and whether the SOR is RMI RMAP conformant.

(5)Report on supply chain due diligence.

This Conflict Minerals Report constitutes the Company’s annual report on the Company’s 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://investors.vareximaging.com.

III.Steps to Mitigate Risk
The Company intends to take the following steps to help mitigate the risk that the necessary conflict minerals in our products could finance or benefit armed groups:
(1)Work with vendors that distribute other company’s goods to obtain a list of manufacturers and CMRTs and improve the quality of RCOI data coming from those sources. During reporting year 2023, many of these manufacturers were identified. It is expected that this action will result in improved results next reporting year.
(2)Work with vendors to improve the quality of data.
(3)Continue to improve the response rate of vendors.

IV.Determination
The Company relies on its vendors to obtain complete and accurate conflict minerals information and cannot guarantee the complete accuracy of all data. However, the Company worked in good faith to achieve a reasonable level of accuracy and completeness.

The Company’s due diligence identified 343 SORs that have been identified as SORs by the RMI (see Appendix A). The RMI has performed independent third-party audits on many of these SORs (64% are RMI RMAP conformant) and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the RMI by providing the RMI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm eligible SORs, country of origin, and conformance status.
Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey its conflict minerals supply chain (as described above), the Company is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, the Company believes that the facilities that may have been used to process the 3TG necessary to the functionality of production of in-scope products include the smelters and refiners listed in Appendix A. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs whose 3TG is not in the Company’s products, i.e., the SOR list may be overinclusive.
Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey the supply chain (as described above), the Company is not able to determine with reasonable certainty the countries of origin of the 3TG used in all in-scope products or whether the 3TG in all in-scope products is from recycled or scrap sources.

However, the Company has identified the countries of origin shown in the following table:

Metal	Countries of Origin	Notes
Gold	Chile, Guinea**, Guyana, Papua New Guinea, Philippines, Bolivia (Plurinational State of), Colombia, Ghana**, Nicaragua, Niger, Tanzania, Zimbabwe, Andorra, Antigua and Barbuda, Australia, Austria, Bahamas, Barbados, Belgium, Beralus, Benin, Bosnia and Herzegovina, Brazil**, Bulgaria, Burkina Faso (HR), Canada, Cameroon (HR), Cayman Islands**, China**, Chinese Taipei, Costa Rica, Côte d'Ivoire, Curacao, Czech Republic, Denmark, Dominican Republic**, Egypt**, El Salvador (HR), France, Germany, Greece, Grenada, Guatemala (HR), Honduras (HR), Hong Kong**, Hungary, India**, Indonesia**, Ireland, Israel**, Italy **, Japan, Jordan, Kuwait, Lithuania, Luxembourg, Malaysia**, Mali (HR), Mexico**, Netherlands, New Zealand, Nigeria (HR), Niger (HR), Oman, Panama**, Peru, Poland, Portugal, Puerto Rico (HR), Romania, Saint Kitts and Nevis, Serbia, Senegal, Singapore**, Sint Maarten, Slovakia, Slovenia, South Africa, Republic of Korea, Spain, St Vincent and Grenadines, Sweden, Switzerland, Thailand**, Trinidad and Tobago, Turkey (HR), Turks and Caicos, United Arab Emirates**, United Kingdom**, United States of America, Uruguay, Uzbekistan, Vietnam.	All smelters are conformant to RMI.
Tungsten	Burundi, Tanzania, China, Vietnam, Bolivia, Rwanda, Democratic Republic of the Congo, Myanmar, Brazil, Chinese Taipei, Germany, India, Ireland, Israel, Japan, Malaysia, Netherlands, Republic of Korea, Singapore, Thailand, Turkey, United States of America.	The reported tungsten from the DRC and other covered countries came from 7 smelters (CID000004, CID000825, CID000105, CID002542, CID002044, CID002502, CID002543) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.

Metal	Countries of Origin	Notes
Tin	Burundi, Australia, Laos, Mongolia, Myanmar**, Vietnam, Bolivia**, Democratic Republic of the Congo, Rwanda, Tanzania, Argentina, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, Chile, China, Chinese Taipei, Cyprus, Croatia, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Morocco, Netherlands, New Zealand, Nigeria, Pakistan, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovakia, Slovenia, South Africa, Republic of Korea, Spain, Sweden, Switzerland, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, United States of America, Uruguay.	The reported tin from the DRC and other covered countries came from 9 smelters (CID002773, CID001105, CID000292, CID002036, CID001898, CID002180, CID003387,CID003831,CID004065) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.
Tantalum	Australia, Brazil**, Madagascar, Nigeria**, Sierra Leone, Spain, Burundi, Democratic Republic of the Congo, Ethiopia**, Rwanda, Mozambique**, Belarus, Canada, China, Chinese Taipei, Czech Republic, El Salvador, Estonia, France, Germany, Hong Kong, India, Indonesia, Israel, Ireland, Japan, Mexico, Russia, Singapore, Republic of Korea, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America.	The reported tantalum from the DRC and other covered countries came from 22 smelters (CID002504, CID002505, CID002558, CID002842, CID002539, CID002548, CID002549, CID002550, CID001891, CID000460, CID002557, CID002492, CID000914, CID000917, CID002506, CID001192, CID001277, CID002544, CID002545, CID001969, CID000616, CID004054) all of which have been audited and validated as "conformant" by the RMI, which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.

** Indicates countries that have been disclosed by some smelters and refiners to be low-risk but disclosed by others to be high-risk.

Information about Efforts to Determine Mine or Location of Origin: The description of the Company’s due diligence exercise set forth above under the heading “Reasonable Country of Origin (“RCOI”) and Due

Diligence Measures” covers the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Forward-Looking Statements

Statements relating to due diligence process improvement made in this report, as well as certain other statements made in this report, are forward-looking in nature and are based on the Company’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RMI remain effective as a source of external support to us in the conflict minerals compliance process and whether the results of our efforts to improve the due diligence process will be effective) that may be outside of the Company’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Appendix A: Smelter and Refiner List

Number	Metal	Smelter Name	Smelter ID	Remarks
1	Gold	8853 S.p.A.	CID002763	Active
2	Gold	ABC Refinery Pty Ltd.	CID002920	Active
3	Gold	Abington Reldan Metals, LLC	CID002708	Conformant
4	Gold	Advanced Chemical Company	CID000015	Active
5	Gold	African Gold Refinery	CID003185	Active
6	Gold	Agosi AG	CID000035	Conformant
7	Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
8	Gold	Al Etihad Gold Refinery DMCC	CID002560	Active
9	Gold	Albino Mountinho Lda.	CID002760	Active
10	Gold	Alexy Metals	CID003500	Active
11	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
12	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
13	Gold	Argor-Heraeus S.A.	CID000077	Conformant
14	Gold	Asahi Pretec Corp.	CID000082	Conformant
15	Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
16	Gold	Asahi Refining USA Inc.	CID000920	Conformant
17	Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
18	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Active
19	Gold	Augmont Enterprises Private Limited	CID003461	Active
20	Gold	Boliden Ronnskar	CID000157	Conformant
21	Gold	Caridad	CID000180	Active
22	Gold	CGR Metalloys Pvt Ltd.	CID003382	Active
23	Gold	Coimpa Industrial LTDA	CID004010	Conformant
24	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Active
25	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Active
26	Gold	Dijllah Gold Refinery FZC	CID003348	Active
27	Gold	Dongwu Gold Group	CID003663	Active
28	Gold	Dowa	CID000233	Conformant
29	Gold	Dowa	CID000401	Conformant
30	Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
31	Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
32	Gold	EM Vinto	CID002863	Active
33	Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	Active
34	Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	Active
35	Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	Active
36	Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	Active
37	Gold	Fenix Metals	CID000128	Conformant
38	Gold	Fidelity Printers and Refiners Ltd.	CID002515	Active
39	Gold	Fujairah Gold FZC	CID002584	Active
40	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
41	Gold	Gold by Gold Colombia	CID003641	Conformant
42	Gold	Gold Coast Refinery	CID003186	Active

Number	Metal	Smelter Name	Smelter ID	Remarks
43	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Active
44	Gold	Guangdong Jinding Gold Limited	CID002312	Active
45	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Active
46	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Active
47	Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant
48	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Active
49	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Active
50	Gold	HwaSeong CJ CO., LTD.	CID000778	Not active
51	Gold	Industrial Refining Company	CID002587	Active
52	Gold	International Precious Metal Refiners	CID002562	Active
53	Gold	Italpreziosi	CID002765	Conformant
54	Gold	JALAN & Company	CID002893	Active
55	Gold	Japan Mint	CID000823	Conformant
56	Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
57	Gold	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002243	Conformant
58	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Active
59	Gold	JSC Novosibirsk Refinery	CID000493	Active
60	Gold	JSC Uralelectromed	CID000929	Active
61	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
62	Gold	K.A. Rasmussen	CID003497	Active
63	Gold	Kaloti Precious Metals	CID002563	Active
64	Gold	Kazakhmys Smelting LLC	CID000956	Active
65	Gold	Kazzinc	CID000957	Conformant
66	Gold	Kennecott Utah Copper LLC	CID000969	Conformant
67	Gold	KGETS Co., Ltd.	CID000814	Conformant
68	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
69	Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
70	Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
71	Gold	Kundan Care Products Ltd.	CID003463	Active
72	Gold	Kyrgyzaltyn JSC	CID001029	Active
73	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Active
74	Gold	L'azurde Company For Jewelry	CID001032	Active
75	Gold	Lingbao Gold Co., Ltd.	CID001056	Active
76	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Active
77	Gold	L'Orfebre S.A.	CID002762	Conformant
78	Gold	LS MnM Inc.	CID001078	Conformant
79	Gold	LT Metal Ltd.	CID000689	Conformant
80	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Active
81	Gold	Marsam Metals	CID002606	Active
82	Gold	Materion	CID001113	Conformant
83	Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
84	Gold	MD Overseas	CID003548	Active
85	Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
86	Gold	Metallix Refining Inc.	CID003557	Active

Number	Metal	Smelter Name	Smelter ID	Remarks
87	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
88	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
89	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
90	Gold	Metalor Technologies S.A.	CID001153	Conformant
91	Gold	Metalor USA Refining Corporation	CID001157	Conformant
92	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
93	Gold	Mineracao Taboca S.A.	CID000264	Conformant
94	Gold	Minsur	CID000176	Conformant
95	Gold	Mitsubishi Materials Corporation	CID000185	Conformant
96	Gold	Mitsubishi Materials Corporation	CID001188	Conformant
97	Gold	Mitsubishi Materials Corporation	CID002850	Active
98	Gold	Mitsui Mining and Smelting Co., Ltd.	CID000113	Conformant
99	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
100	Gold	Mitsui Mining and Smelting Co., Ltd.	CID002561	Active
101	Gold	MKS PAMP SA	CID001352	Conformant
102	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
103	Gold	Modeltech Sdn Bhd	CID000801	Conformant
104	Gold	Modeltech Sdn Bhd	CID000807	Conformant
105	Gold	Modeltech Sdn Bhd	CID002857	Active
106	Gold	Morris and Watson	CID002282	Active
107	Gold	Moscow Special Alloys Processing Plant	CID001204	Active
108	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
109	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
110	Gold	NH Recytech Company	CID003189	Conformant
111	Gold	Nihon Material Co., Ltd.	CID001259	Conformant
112	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
113	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
114	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Active
115	Gold	Pease & Curren	CID002872	Not active
116	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Active
117	Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
118	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Active
119	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
120	Gold	PX Precinox S.A.	CID001498	Conformant
121	Gold	QG Refining, LLC	CID003324	Active
122	Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
123	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Active
124	Gold	REMONDIS PMR B.V.	CID002582	Conformant
125	Gold	Resind Industria e Comercio Ltda.	CID000359	Conformant
126	Gold	Resind Industria e Comercio Ltda.	CID000189	Active
127	Gold	Royal Canadian Mint	CID001534	Conformant
128	Gold	SAAMP	CID002761	Active
129	Gold	Sabin Metal Corp.	CID001546	Not active

Number	Metal	Smelter Name	Smelter ID	Remarks
130	Gold	Safimet S.p.A	CID002973	Active
131	Gold	SAFINA A.S.	CID002290	Conformant
132	Gold	Sai Refinery	CID002853	Active
133	Gold	Sam Precious Metals	CID003666	Active
134	Gold	Samduck Precious Metals	CID001555	Active
135	Gold	Samwon Metals Corp.	CID001562	Not active
136	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
137	Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant
138	Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Active
139	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Active
140	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
141	Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Active
142	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Active
143	Gold	Shirpur Gold Refinery Ltd.	CID002588	Active
144	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
145	Gold	Singway Technology Co., Ltd.	CID002516	Active
146	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Active
147	Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
148	Gold	Sovereign Metals	CID003383	Active
149	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Active
150	Gold	Sudan Gold Refinery	CID002567	Active
151	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
152	Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
153	Gold	Super Dragon Technology Co., Ltd.	CID001810	Active
154	Gold	T.C.A S.p.A	CID002580	Conformant
155	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
156	Gold	TANIOBIS Smelting GmbH & Co. KG	CID000425	Conformant
157	Gold	TANIOBIS Smelting GmbH & Co. KG	CID000694	Conformant
158	Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
159	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Active
160	Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
161	Gold	Torecom	CID001955	Conformant
162	Gold	Umicore Precious Metals Thailand	CID002314	Active
163	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
164	Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
165	Gold	Valcambi S.A.	CID002003	Conformant
166	Gold	WEEEREFINING	CID003615	Conformant
167	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
168	Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
169	Gold	Wolfram Bergbau und Hutten AG	CID000707	Conformant
170	Gold	Yamakin Co., Ltd.	CID002100	Conformant
171	Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
172	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Active

Number	Metal	Smelter Name	Smelter ID	Remarks
173	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
174	Tantalum	5D Production OU	CID003926	Active
175	Tantalum	AMG Brasil	CID001076	Conformant
176	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
177	Tantalum	D Block Metals, LLC	CID002504	Conformant
178	Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
179	Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
180	Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
181	Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
182	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
183	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
184	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
185	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
186	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
187	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
188	Tantalum	KEMET de Mexico	CID002539	Conformant
189	Tantalum	Materion Newton Inc.	CID002548	Conformant
190	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
191	Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
193	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
194	Tantalum	NPM Silmet AS	CID001200	Conformant
195	Tantalum	PowerX Ltd.	CID004054	Conformant
196	Tantalum	QuantumClean	CID001508	Conformant
197	Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
198	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
199	Tantalum	Solikamsk Magnesium Works OAO	CID001769	Active
200	Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
201	Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant
202	Tantalum	TANIOBIS GmbH	CID002545	Conformant
203	Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant
204	Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant
205	Tantalum	Telex Metals	CID001891	Conformant
206	Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
207	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant
208	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
209	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
210	Tin	Alpha	CID000292	Conformant
211	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Active
212	Tin	Aurubis Beerse	CID002773	Conformant
213	Tin	Aurubis Berango	CID002774	Conformant
214	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
215	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
216	Tin	China Tin Group Co., Ltd.	CID001070	Conformant

Number	Metal	Smelter Name	Smelter ID	Remarks
217	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant
218	Tin	CRM Synergies	CID003524	Conformant
219	Tin	CV Ayi Jaya	CID002570	Conformant
220	Tin	CV Venus Inti Perkasa	CID002455	Conformant
221	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Active
222	Tin	Dowa	CID000402	Conformant
223	Tin	DS Myanmar	CID003831	Conformant
224	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Active
225	Tin	EM Vinto	CID000438	Conformant
226	Tin	Estanho de Rondonia S.A.	CID000448	Conformant
227	Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
228	Tin	Fenix Metals	CID000468	Conformant
229	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Active
230	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Active
231	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
232	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Active
233	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Active
234	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
235	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
236	Tin	Luna Smelter, Ltd.	CID003387	Conformant
237	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
238	Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
239	Tin	Melt Metais e Ligas S.A.	CID002500	Active
240	Tin	Metallic Resources, Inc.	CID001142	Conformant
241	Tin	Mineracao Taboca S.A.	CID001173	Conformant
242	Tin	Mining Minerals Resources SARL	CID004065	Conformant
243	Tin	Minsur	CID001182	Conformant
244	Tin	Mitsubishi Materials Corporation	CID001191	Conformant
245	Tin	Modeltech Sdn Bhd	CID002858	Active
246	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Active
247	Tin	Novosibirsk Tin Combine	CID001305	Active
248	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
249	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
250	Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
251	Tin	Pongpipat Company Limited	CID003208	Active
252	Tin	Precious Minerals and Smelting Limited	CID003409	Active
253	Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
254	Tin	PT Artha Cipta Langgeng	CID001399	Conformant
255	Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
256	Tin	PT Babel Inti Perkasa	CID001402	Conformant
257	Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
258	Tin	PT Bangka Prima Tin	CID002776	Conformant

Number	Metal	Smelter Name	Smelter ID	Remarks
259	Tin	PT Bangka Serumpun	CID003205	Conformant
260	Tin	PT Bangka Tin Industry	CID001419	Active
261	Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
262	Tin	PT Bukit Timah	CID001428	Conformant
263	Tin	PT Cipta Persada Mulia	CID002696	Conformant
264	Tin	PT Menara Cipta Mulia	CID002835	Conformant
265	Tin	PT Mitra Stania Prima	CID001453	Conformant
266	Tin	PT Mitra Sukses Globalindo	CID003449	Conformant
267	Tin	PT Panca Mega Persada	CID001457	Active
268	Tin	PT Premium Tin Indonesia	CID000313	Conformant
269	Tin	PT Prima Timah Utama	CID001458	Conformant
270	Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant
271	Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
272	Tin	PT Refined Bangka Tin	CID001460	Conformant
273	Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
274	Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
275	Tin	PT Sukses Inti Makmur (SIM)	CID002816	Conformant
276	Tin	PT Timah Nusantara	CID001486	Conformant
277	Tin	PT Timah Tbk Kundur	CID001477	Conformant
278	Tin	PT Timah Tbk Mentok	CID001482	Conformant
279	Tin	PT Tinindo Inter Nusa	CID001490	Conformant
280	Tin	PT Tirus Putra Mandiri	CID002478	Not active
281	Tin	PT Tommy Utama	CID001493	Conformant
282	Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
283	Tin	Rui Da Hung	CID001539	Conformant
284	Tin	Super Ligas	CID002756	Conformant
285	Tin	Thaisarco	CID001898	Conformant
286	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant
287	Tin	Tin Technology & Refining	CID003325	Conformant
288	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Active
289	Tin	VQB Mineral and Trading Group JSC	CID002015	Active
290	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
291	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
292	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Conformant
293	Tungsten	A.L.M.T. Corp.	CID000004	Conformant
294	Tungsten	ACL Metais Eireli	CID002833	Active
295	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
296	Tungsten	Artek LLC	CID003553	Active
297	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
298	Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant
299	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
300	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Active
301	Tungsten	Cronimet Brasil Ltda	CID003468	Conformant

Number	Metal	Smelter Name	Smelter ID	Remarks
302	Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	Active
303	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant
304	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Not active
305	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
306	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
307	Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant
308	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
309	Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
310	Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Active
311	Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant
312	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
313	Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	Active
314	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant
315	Tungsten	Hydrometallurg, JSC	CID002649	Active
316	Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
317	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
318	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
319	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not active
320	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
321	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
322	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
323	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Active
324	Tungsten	Kennametal Fallon	CID000966	Conformant
325	Tungsten	Kennametal Huntsville	CID000105	Conformant
326	Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
327	Tungsten	LLC Vostok	CID003643	Active
328	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
329	Tungsten	Masan High-Tech Materials	CID002543	Conformant
330	Tungsten	Moliren Ltd.	CID002845	Active
331	Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Active
332	Tungsten	Niagara Refining LLC	CID002589	Conformant
333	Tungsten	NPP Tyazhmetprom LLC	CID003416	Active
334	Tungsten	OOO “Technolom” 1	CID003614	Active
335	Tungsten	OOO “Technolom” 2	CID003612	Active
336	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
337	Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant
338	Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Conformant
339	Tungsten	Unecha Refractory metals plant	CID002724	Active
340	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
341	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
342	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
343	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Active